Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-223629) of InterCloud Systems, Inc. (the “Company”) of our report dual dated April 17, 2018 and December 7, 2018, relating to the financial statements of InterCloud Systems, Inc. as of and for the year December 31, 2017, included in the Company’s Annual Report on Form 10-K/A.

/s/ Sadler, Gibb & Associates, LLC

Salt Lake City, Utah

December 7, 2018